THE ARBITRAGE FUNDS

SUB-ITEM 77Q1:  Exhibits
EX-99.77Q1(e): Copies of any new or amended Registrant investment advisory contracts
(1) 	Amended and Restated Expense Waiver and Reimbursement
Agreement with respect to The Arbitrage Fund dated April 3, 2017 is hereby incorporated by reference to Exhibit (b)(x)(ii) to Registrants Post-Effective Amendment No. 38 filed with the Commission on April 3, 2017 (Accession No. 0001104659-17-021052).

(2)	Amended and Restated Expense Waiver and Reimbursement
Agreement with respect to The Arbitrage Event-Driven Fund dated April 3, 2017 is hereby incorporated by reference to Exhibit
(b)(x)(iii) to Registrants Post-Effective Amendment No. 38 filed with the Commission on April 3, 2017 (Accession No. 0001104659-17-021052).

(3)	Amended and Restated Expense Waiver and Reimbursement
Agreement with respect to The Arbitrage Credit Opportunities Fund dated April 3, 2017 is hereby incorporated by reference to Exhibit (b)(x)(iv) to Registrants Post-Effective Amendment No. 38 filed with the Commission on April 3, 2017 (Accession No. 0001104659-17-021052).

(4)	Amended and Restated Expense Waiver and Reimbursement
Agreement with respect to The Arbitrage Tactical Equity Fund dated April 3, 2017 is hereby incorporated by reference to Exhibit
(b)(x)(v) to Registrants Post-Effective Amendment No. 38 filed with the Commission on April 3, 2017 (Accession No. 0001104659-17-021052).